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                                                                   EXHIBIT 10.8

                               FIRST AMENDMENT
                                      TO
                            ARGO-TECH CORPORATION
                                EMPLOYEE STOCK
                                OWNERSHIP PLAN
                                     AND
                               TRUST AGREEMENT


                WHEREAS, Argo-Tech Corporation established the Argo-Tech Corporation Employee Stock Ownership Plan (the "Plan") effective as of May 17, 1994 under the Argo-Tech Corporation Employee Stock Ownership Plan and Trust Agreement (the "Trust Agreement"); and

                WHEREAS, Argo-Tech Corporation deems it desirable further to amend the Plan;

                NOW, THEREFORE, effective as of the Effective Date of the Plan, the Trust Agreement is amended in the respects hereinafter set forth.

                1. Section 1.56 of the Trust Agreement is amended to provide as follows:

                   1.56 "PLAN ENTRY DATE" means the date on which an individual becomes an Employee, other than an Excluded Employee.

                2. Section 2.01 of the Trust Agreement is amended to Provide as follows:

                   2.01 ELIGIBILITY. Each Employee, other than an Excluded Employee, becomes a Participant in the Plan on the next Entry Date.

                   If a Participant has not incurred a Separation from Service but becomes an Excluded Employee, then during the period such a Participant is an Excluded Employee the Plan shall limit that Participant's sharing in the allocation of Employer contributions and Participant forfeitures (and allocations under Section 8.03(B)), if any, under the


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        Plan by disregarding his Compensation for services rendered in his capacity as an Excluded Employee. However, during such period of exclusion, the Participant, without regard to employment classification, shall continue to receive credit for vesting under
        Article V for each included month of Continuous Service and the Participant's Account shall continue to share fully in Trust Fund allocations under Section 6.03.

                If an Excluded Employee who is not a Participant becomes eligible to participate in the Plan by reason of a change in employment classification, he shall participate in the Plan immediately if he has satisfied the eligibility conditions of Section 2.01 and would have been a Participant had he not been an Excluded Employee during his period of Continuous Service. Furthermore, the Plan shall take into account all of the Participant's included Continuous Service with the Employer as an Excluded Employee for purposes of vesting credit under
        Article V.

                     *              *                *

            IN WITNESS WHEREOF, the Company has executed this First Amendment this 26th day of October, 1994.


                                ARGO-TECH CORPORATION

                                By: /s/ Paul R. Keen
                                   -----------------------------
                                   Title: Vice President,
                                   General Counsel Secretary


                                And: /s/ J. M. Cunningham
                                    ----------------------------
                                    Title: Vice President Human Resources